Exhibit 99.1
PowerSecure Reports First Quarter Results
Company Posts Strong First Quarter E.P.S. of $0.07, Driven by a 25% Increase in Revenue and a 63% Increase in Gross Margin
Wake Forest, N.C. — May 6, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today reported strong revenue and profit results for its first quarter of 2010. First quarter revenues were $24.7 million, increasing 25.1% compared to $19.7 million in the first quarter of 2009, and diluted earnings per share (“E.P.S.”) were $0.07, a substantial improvement over a loss of $0.07 in the first quarter of 2009. Additionally, the Company’s first quarter 2010 gross margin was 38.9%, 9.1 percentage points higher than the first quarter of 2009, and an all-time high for any quarter in the Company’s history.
The major drivers of the Company’s strong first quarter year-over-year revenue and profit increases were an increase in its Energy Efficiency business revenues of 94%, which was a result of a 104% increase in its EfficientLights LED lighting product revenues, as well as increases in the Company’s Interactive Distributed Generation business revenues of 42%. These increases were partially offset by a modest decrease in its Southern Flow business revenues of 6%. The Company’s record first quarter gross margin of 38.9% represents its fourth consecutive quarter of sequential and year-over-year increases in this statistic. The gross margin gains were driven by a combination of a favorable mix of projects period-to-period, and favorable cost of sales resulting from a focus on project cost management.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our strong start to 2010 — both in terms of our first quarter financial results, and the pace of our new business awards. The PowerSecure team delivered terrific top and bottom-line results for the first quarter, growing revenues by 25% and delivering record high gross margin. This, combined with the substantial amounts of new business we have been awarded so far in the first half of the year, continues to put us in a great position for 2010. We continue to see signs that economic recovery is underway and business investment is increasing — as the premium businesses placed on cash reserves in 2009 is now being balanced by the need to make productive capital investments to drive future growth and profitability.”
Mr. Hinton continued, “As the economy begins to recover, we are very excited about the strategic positions of each of our businesses, and their growth opportunities and promise. We have a terrific foundation set for 2010, and we are focused on executing with excellence to deliver strong value to our utility partners and business customers.”
For the first quarter of 2010, the Company’s Energy and Smart Grid Solutions segment revenues were $20.5 million, increasing $5.2 million, or 34.5% compared to the first quarter of 2009. This segment includes the strategic business areas of Interactive Distributed Generation, Energy Efficiency, and Utility Infrastructure. These three business areas realized the following revenue variances in the first quarter of 2010 as compared to the first quarter of 2009:
1)	Interactive Distributed Generation: First quarter 2010 Interactive Distributed Generation (IDG) revenues increased 42% compared to the first quarter of 2009. This increase was driven by a 106% increase in the Company’s project-based sales of IDG systems, and a 50% increase in recurring revenues from IDG systems, partially offset by a 46% decrease in switchgear revenues.

2)	Energy Efficiency: First quarter 2010 Energy Efficiency revenues increased 94% compared to the first quarter of 2009. This was driven by 104% year-over-year growth in the Company’s EfficientLights LED lighting product, partially offset by a modest decrease in the Company’s EnergyLite lighting efficiency projects.

3)	Utility Infrastructure: First quarter 2010 Utility Infrastructure revenues decreased 1% compared to the first quarter of 2009. This was driven by a 105% year-over-year increase in Utility Services revenues, offset by lower revenues from large infrastructure projects which were in process during the first quarter of 2009 but which are complete or nearing completion as of the end of this first quarter of 2010.
For the first quarter of 2010, the Company’s Energy Services segment realized a 6.5% year-over-year decrease in revenues from its Southern Flow business, reflecting the negative impacts of lower natural gas prices and lower industry production and investment. However, on a sequential basis, Southern Flow revenues increased 5.3% from the fourth quarter of 2009, as these industry factors have generally stabilized over the last several months. The Company’s WaterSecure business contributed income of $1.2 million, up 103% on a year-over-year basis, and up 18.6% on a sequential basis compared to the fourth quarter of 2009. The Company’s WaterSecure results were positively impacted by increases in oil prices, and the recent stabilization of conditions in the natural gas markets.
First quarter 2010 operating expenses were $9.0 million, up 22% on a year-over-year basis compared to the first quarter of 2009, and down 4% on a sequential basis compared to the fourth quarter of 2009. The year-over-year increases were primarily due to investments in operating infrastructure, including personnel, vehicles and facilities, to support business growth and new product development activities; increases in compensation expense; increases in selling expense due to higher revenue; and increases in depreciation from capital deployed to support the Company’s growing recurring revenue business.
The Company’s first quarter ending cash balance was $16.6 million, and its $50 million revolving credit facility was undrawn.
Separately, the Company made two announcements today. The first announcement was that the Company has received $15 million of new business awards, including $12 million of Interactive Distributed Generation business, and $3 million of Utility Infrastructure business. The second announcement was that on April 30, 2010 the Company completed its planned transaction to purchase the remaining one-third minority interest in its EfficientLights LED lighting business. The Company issued 1,025,641 shares of its common stock in exchange for this remaining one-third interest, bringing its ownership interest in EfficientLights to 100%. In conjunction with this transaction, and the Company’s recently announced Innovative Electronic Solutions Lighting, LLC (“IES”) LED lighting business acquisition, the Company also today announced that it has filed shelf registrations with the SEC on Forms S-3 and S-4.
As of the date of this press release, the Company’s revenue backlog expected to be recognized after March 31, 2010 is $117 million. This includes revenue included in the new business announcement made today, and compares to $120 million of revenue backlog reported with the Company’s fourth quarter earnings release (issued on March 11, 2010). The Company’s revenue backlog and the estimated timing of revenue recognition is outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:

Revenue Backlog to be recognized after March 31, 2010
	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$52 Million	2Q10 through 4Q10
Project-based Revenue — Long term	$13 Million	1Q11 through 2Q12
Recurring Revenue	$52 Million	2Q10 through 2019

Revenue Backlog to be recognized after March 31, 2010	$117 Million

Note:	Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the Company’s Southern Flow business, engineering fees, and service revenue, among others. Numbers may not add due to rounding.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its first quarter 2010 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-680-0892 (or 617-213-4858 if dialing internationally), and providing pass code 45073432. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on June 3, 2010. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 40796029. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Revenue	24,674	19,720
Cost of sales	15,083	13,846

Gross Profit	9,591	5,874

Operating expenses
General and administrative	7,326	6,040
Selling, marketing, and service	1,053	831
Depreciation and amortization	657	542

Total operating expenses	9,036	7,413

Operating income (loss)	555	(1,539)

Other income (expense)
Equity income	1,030	477
Management fees	154	105
Interest income and other income	32	53
Interest expense	(141)	(174)

Income (loss) before income taxes	1,630	(1,078)
Income tax benefit (provision)	(226)	(24)

Net income (loss)	1,404	(1,102)
Less: Net income attributable to noncontrolling interest	187	34

Net income (loss) attributable to PowerSecure International, Inc.	1,217	(1,136)

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Basic	0.07	(0.07)

Diluted	0.07	(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,237	17,095

Diluted	17,692	17,095

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	March 31,	March 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	16,613	20,169
Trade receivables, net of allowance for doubtful accounts	29,554	28,332
Inventories	26,007	21,632
Deferred income taxes	2,713	2,713
Prepaid expenses and other current assets	1,050	1,300

Total Current Assets	75,937	74,146

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	23,328	22,252
Furniture and fixtures	668	671
Land, building, and improvements	4,813	4,802

Total property, plant, and equipment at cost	28,809	27,725
Less accumulated depreciation and amortization	5,909	5,413

Property, plant, and equipment, net	22,900	22,312

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,242	2,220
Intangible rights and capitalized software, net of accum amort	1,498	1,320
Investment in unconsolidated affiliate	4,177	3,974
Other assets	213	249

Total other assets	15,386	15,019

TOTAL ASSETS	114,223	111,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	9,420	4,116
Accrued and other liabilities	16,926	20,379
Restructuring charges payable	77	325
Current income taxes payable	107	0
Current unrecognized tax benefit	327	327
Current portion of capital lease obligations	766	756

Total current liabilites	27,623	25,903

LONG-TERM LIABILITIES
Revolving Line of Credit	0	0
Capital lease obligations, net of current portion	4,250	4,445
Unrecognized tax benefit	1,169	1,169
Deferred Compensation	804	721

Total long-term liabilites	6,223	6,335

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	172	172
Additional paid-in-capital	111,243	110,911
Accumulated deficit	(31,734)	(32,951)

Total PowerSecure International, Inc. stockholders’ equity	79,681	78,132
Noncontrolling Interest	696	1,107

Total stockholders’ equity	80,377	79,239

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	114,223	111,477

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Three Months Ended
	March 31,	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	1,404	(1,102)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	657	542
Stock compensation expense	494	354
Noncontrolling interest — distribution to minority member	(598)	0
Loss on disposal of miscellaneous assets	0	26
Equity in income of unconsolidated affiliate	(1,030)	(477)
Distributions from unconsolidated affiliate	809	607
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(1,222)	4,855
Inventories	(4,375)	(820)
Other current assets and liabilities	357	606
Other noncurrent assets	35	(11)
Accounts payable	5,304	(2,059)
Restructuring charges	(248)	(499)
Accrued and other liabilities	(3,453)	(2,583)
Deferred compensation obligation	83	83
Restricted annuity contract	(22)	(21)

Net cash provided by (used in) operating activities	(1,805)	(499)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,129)	(582)
Additions to intangible rights and software development	(286)	(72)
Acquisitions, net of cash acquired	0	0
Proceeds from sale of property, plant and equipment	11	6

Net cash provided by (used in) investing activities	(1,404)	(648)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	0	0
Proceeds from sale-leaseback transactions	0	0
Payments on capital lease obligations	(185)	(175)
Proceeds from stock option and warrant exercises, net of shares tendered	(162)	(41)

Net cash provided by (used in) financing activities	(347)	(216)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,556)	(1,363)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	20,169	24,316

CASH AND CASH EQUIVALENTS AT END OF PERIOD	16,613	22,953

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